UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2021
______________________________
Avangrid, Inc.
____________________________________________
(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road
Orange,	Connecticut	06477
(Address of principal executive offices)		(Zip Code)
207-629-1190
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2021 annual meeting (the “Annual Meeting”) of the shareholders of Avangrid, Inc. (the “Corporation”), the Corporation's shareholders voted to approve an amendment to the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan (the “Omnibus Incentive Plan Amendment”). The Omnibus Incentive Plan Amendment was approved by the Corporation’s Board of Directors (the “Board”) on February 16, 2021, to increase the individual share limit for equity-based awards under the plan from 250,000 shares to 300,000 shares of the Corporation's common stock and to make certain additional immaterial administrative changes, subject to approval by our shareholders at the Annual Meeting (the plan, as amended by the Omnibus Incentive Plan Amendment, the“Omnibus Incentive Plan”).

A brief summary of the Omnibus Incentive Plan, as amended by the Omnibus Incentive Plan Amendment, is included under “Proposal 4: Approval of the Amendment to the Avangrid, Inc. Amended and Restated Incentive Plan” in the Corporation’s 2021 Notice of Annual Meeting and Proxy Statement that was filed with the Securities and Exchange Commission on April 16, 2021 (the “Corporation’s Proxy Statement”). Such summary is qualified in its entirety by reference to the Omnibus Incentive Plan, a copy of which was filed as Annex B to the Corporation’s Proxy Statement and is incorporated herein by reference as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 1, 2021. The record date for the Annual Meeting was April 5, 2021, and as of the record date the Corporation had 309,491,082 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 302,617,556 shares of common stock were represented in person or by proxy.

The final results of voting on each of the matters submitted to a vote of security holders at the Annual Meeting are as follows:

Proposal 1 — Election of Directors. Each of the director nominees was elected to serve until the next annual meeting of shareholders, and until their successors are duly elected and qualified, by the votes set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Ignacio S. Galán	281,602,160	12,834,905	0	8,180,491
John Baldacci	284,560,098	9,876,967	0	8,180,491
Dennis V. Arriola	286,245,593	8,191,472	0	8,180,491
Daniel Alcain Lopéz	284,676,062	9,761,003	0	8,180,491
Pedro Azagra Blázquez	284,568,564	9,868,501	0	8,180,491
Robert Duffy	293,287,437	1,149,628	0	8,180,491
Teresa Herbert	293,409,632	1,027,433	0	8,180,491
Patricia Jacobs	291,551,907	2,885,158	0	8,180,491
John Lahey	289,028,305	5,408,760	0	8,180,491
José Ángel Marra Rodríquez	284,542,583	9,894,482	0	8,180,491
Santiago Martinez Garrido	284,658,636	9,778,429	0	8,180,491
José Sáinz Armada	283,640,610	10,796,455	0	8,180,491
Alan Solomont	292,773,683	1,663,382	0	8,180,491
Elizabeth Timm	293,398,014	1,039,051	0	8,180,491

Proposal 2 — Ratification of Independent Auditors. The selection of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2021, was ratified, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
302,339,887	162,893	114,776	—

Proposal 3 — Advisory Vote on Executive Compensation. The compensation of the Corporation’s named executive officers was approved, on a non-binding, advisory basis, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
290,769,030	3,288,880	379,155	8,180,491

Proposal 4 — Amendment to the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan. The amendment to the Avangrid, Inc. Amended and Restated Omnibus Incentive Plan was approved by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
291,913,398	2,012,126	511,541	8,180,491

 Item 9.01    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Avangrid, Inc. Amended and Restated Omnibus Incentive Plan.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel & Corporate Secretary
Dated: June 1, 2021

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